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                                                                    EXHIBIT 99.1

                                      PROXY
                           DAL-TILE INTERNATIONAL INC.
                                  DALLAS, TEXAS
                         SPECIAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Dal-Tile International Inc., a Delaware corporation ("Dal-Tile"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the related joint proxy statement-prospectus and hereby appoints Jacques R. Sardas and Mark A. Solls, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Dal-Tile common stock which the undersigned held of record on February 6, 2002, at the Special Meeting of Stockholders to be held on ____________, 2002 at 8:00 a.m. local time, at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, 38th Floor, Dallas, Texas, and at any adjournments or postponement thereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment or postponement of the meeting; provided, however, that no proxy which is voted against Proposal 1 will be voted in favor of any adjournments or postponements to solicit further proxies for such proposal.


                                See Reverse Side
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   This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder, but if no direction is made, this proxy will be voted for proposals 1, 2 and 3.

Please mark your votes as indicated in this example. |X|
                                                      -
   1. Approval and Adoption of the Agreement and Plan of Merger, dated as of November 19, 2001, as amended, by and among Mohawk Industries, Inc., Maverick Merger Sub, Inc. and Dal-Tile International Inc., as it may be amended from time to time, and the transactions contemplated thereby. These transactions include either the merger of Dal-Tile International Inc. with and into Maverick Merger Sub, Inc. or, in certain circumstances, the merger of, Maverick Merger Sub, Inc. with and into Dal-Tile International Inc.

       |_|  FOR                |_|  AGAINST                |_|  ABSTAIN

   2. In their discretion, the proxies are authorized to vote upon any motion submitted to a vote of the stockholders to adjourn or postpone the special meeting to another time and place for the purpose of soliciting additional proxies.

       |_|  FOR               |_|  AGAINST           |_|  ABSTAIN

   In their discretion, the proxies are authorized to vote upon such other business as may be incident to the conduct of the special meeting or any adjournments or postponements thereof.

   Please sign exactly as name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                        ----------------------------------------
                                                       Signature

                                        ----------------------------------------
                                               Signature, if held jointly

                                            Dated: __________________, 2002

            IF YOU VOTE BY MAIL, PLEASE MARK, DATE, SIGN AND RETURN
             THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                      -------------------------------------
                                    Internet
                            http://www.eproxy.com/dtl
                      Use the Internet to vote your proxy.
                      Have your proxy card in hand when you
                      access the web site. You will be
                      prompted to enter your control number,
                      located in the box below, to create
                      and submit an electronic ballot.
                      -------------------------------------
                                       or
                      -------------------------------------
                                   Telephone
                                 1-800-435-6710
                      Use any touch-tone telephone to vote
                      your proxy. Have your proxy card in
                      hand when you call. You will be
                      prompted to enter your control number,
                      located in the box below, and then
                      follow the directions given.
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                                       or
                      -------------------------------------
                                      Mail

                              Mark, sign and date
                                your proxy card
                                      and
                                return it in the
                             enclosed postage-paid
                                   envelope.

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              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.